UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 11, 2009

ENERJEX RESOURCES, INC.

(Name of small business issuer in its charter)

Nevada	000-30234	88-0422242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Corporate Woods, Suite 350 10975 Grandview Drive Overland Park, KS	66210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 754-7754

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On June 11, 2009, the Registrant and EnerJex Kansas, Inc., a wholly owned subsidiary of the Registrant, entered into a letter agreement (the “Amendment”) with the holders of certain senior secured debentures dated June 21, 2007 (the “Debentures”). The Amendment includes the following material changes to the Debentures and the Securities Purchase Agreement, and the Pledge and Security Agreement  and other agreements and documents associated therewith, all dated as of April 11, 2007:

•	The maturity date of Debentures was extended to September 30, 2010;
•	Interest accruing pursuant to the Debentures is now able to be paid in (i) cash, (ii) payment in kind, or (iii) in shares of the Registrant’s restricted common stock;
•
A provision was added to the Debentures to allow for the conversion of the debentures into shares of the Registrant’s restricted common stock at $3.00 per share through May 31, 2010; reverting to a 30 day weighted average price from June 1, 2010 through maturity; and

•	Any proceeds from an equity offering will be first applied to fully redeem the Debentures.

The description of the Amendment is not a complete description of all terms of the Amendment and is qualified in its entirety by reference to the Amendment, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 8.01 Other Events

On June 16, 2009, the Registrant issued a press release disclosing the Amendment discussed in Item 1.01 above. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Description

10.1	Debenture Holder Amendment Letter dated June 11, 2009
99.1	Press Release dated June 16, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERJEX RESOURCES, INC.

	By:	/s/ C. Stephen Cochennet
Date: June 16, 2009		C. Stephen Cochennet, Chief Executive Officer